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                                                                   EXHIBIT 10.21

                           INSTITUTIONAL STOCKHOLDERS'
                                    AGREEMENT

         This Institutional Stockholders' Agreement, dated as of July 21, 1999 (the "Agreement") is entered into among TravelCenters of America, Inc., a Delaware corporation (the "Company"), Clipper Capital Associates, L.P., a Delaware limited partnership ("Clipper"), National Partners, L.P., a Delaware limited partnership ("National"), National Partners III, L.P., a Delaware limited partnership ("National III"), Clipper/Merchant I, L.P., a Delaware limited partnership ("Clipper/Merchant") Olympus Private Placement Fund, L.P., a Delaware limited partnership ("Olympus"), Olympus Growth Fund II, L.P., a Delaware limited partnership ("Olympus II") and Freightliner Corporation, a Delaware corporation ("Freightliner"). Clipper National, National III, Clipper/Merchant, Olympus, and Olympus II are sometimes referred to individually as an "Investor" and collectively, as the "Investors." The Investors and Freightliner are sometimes collectively referred to herein as the "Stockholders." Capitalized terms used herein, but not defined in context, are defined in Section 11 hereof.

         Each of Clipper, National, National III, Clipper/Merchant, Olympus, Olympus II and Freightliner is the record and beneficial owner of the number of shares of Common Stock, Senior Preferred Stock and/or Junior Preferred Stock (collectively, the "Stockholder Shares") appearing opposite its name on SCHEDULE I hereto. The Company and the Stockholders desire to grant certain rights and to impose certain restrictions relating to the ownership of the Stockholder Shares and provide for other matters.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, hereby agree to the following terms and conditions:

1.       BOARD OF DIRECTORS.

         (a) Each Stockholder shall vote all of its Stockholder Shares, (to the extent such shares are entitled to vote in respect of the applicable matter) and any other voting securities of the Company over which such Stockholder has voting control, and shall take all other necessary or desirable actions within its control (whether in its capacity as a stockholder or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

                  (i) the authorized number of directors on the Board shall consist at all times of not less than nine (9) directors; PROVIDED, HOWEVER, that the Board may be expanded, with such additional directorships filled by the Executive Committee of the Board, which committee shall be composed of the Chief Executive Officer of the Company and one (1) or more of the directors nominated by Clipper pursuant to Section l(a)(ii)(A) below or National III pursuant to Section l(a)(ii)(B) below (it being understood that if there is no


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         Executive Committee then additional directorships shall be filled by nominees determined by a majority vote of the directors nominated by Clipper pursuant to Section l(a)(ii)(A) below and National III pursuant to Section l(a)(ii)(B) below), but in no event shall the Board consist of more than eleven (11) directors;

                  (ii) the Stockholders shall vote the Stockholder Shares such that following nominees shall be elected to fill the nine (9) directorships to be filled pursuant to this Agreement:

                           (A) three (3) nominees selected by Clipper;

                           (B) one (1) nominee selected by National III (or,
                  after National III ceases to own any voting securities of the Company, by Clipper);

                           (C) one (1) nominee selected by National (or, after
                  completion of liquidation of National, by First Plaza) (the "GMIMCO Nominee");

                           (D) one (1) nominee selected mutually by National
                  (or, after completion of liquidation of National, by First Plaza) and Clipper who shall not be an officer, director, employee, partner or shareholder of Clipper, National or their respective Investor Affiliates unless otherwise agreed to by both National (or, after completion of liquidation of National, by First Plaza) and Clipper in their respective sole discretion;

                           (E) the Chief Executive Officer of Freightliner or
                  another nominee of Freightliner reasonably acceptable to the Company (the "Freightliner Nominee"); PROVIDED, THAT, in the event that the Freightliner Nominee is unable to participate in any meeting of the Board (or the meetings of any Sub Board or other board described in Section 1(a)(iv) below), he shall be permitted to designate a non-voting observer to participate in such meeting with the understanding that such observer shall not be permitted to vote on any action before the Board, Sub Board or other board described in Section 1(a)(iv) below, as the case may be, and whose presence shall not be taken into account for determining whether a quorum thereof exists;

                           (F) the Chief Executive Officer of the Company; and

                           (G) E. Philip Saunders ("Saunders").

                  (iii) unless the Board determines otherwise, the composition of the board of directors of each of the Company's subsidiaries (a "Sub Board") shall be identical to the composition of the Board;

                  (iv) the Freightliner Nominee shall be elected to serve as a member of the board of directors of (A) the Company's wholly owned subsidiary, TA Operating Corporation, a Delaware corporation ("TA Operating"), and (B) any current or future



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         subsidiary of the Company or TA Operating which operates any "FE
         Location" (as such term is defined in the Operating Agreement);

                  (v) any nominee referred to in Section 1(a)(ii) above shall be removable (with or without cause) upon the written request of the party entitled to select the nominee pursuant to Section 1(a)(ii) above, and, except as otherwise provided by applicable law under no other circumstances;

                  (vi) in the event that any nominee listed in Section 1(a)(ii) above for any reason ceases to serve as a member of the Board during his or her term of office, the resulting vacancy on the Board shall be filled by the party entitled to designate the nominee pursuant to subparagraph (a)(ii) above and the Stockholders shall take such action as is necessary or desirable in accordance with this Section 1 in order to assure that such successor director shall become a member of the Board; and

                  (vii) the obligation of the Stockholders to vote the Stockholder Shares in favor of the nominees described in subparagraph
         (ii) above shall cease at the following times:

                           (A) in the case of any nominee selected by Clipper,
                  at such time as Clipper together with its Investor Affiliates ceases to own any Investor Shares;

                           (B) in the case of the Freightliner Nominee, at such
                  time as Freightliner and Freightliner Affiliates cease to own in the aggregate at least 200,000 Freightliner Shares (or such equivalent number as shall result from a Change in Capitalization);

                           (C) in the case of the nominee selected mutually by
                  National and Clipper, at such time either National, First Plaza or Clipper ceases to own any shares; and

                           (D) in the case of Saunders, at such time as he
                  ceases to be entitled to serve as a member of the Board pursuant to the terms and conditions of the Share Exchange Agreement.

         (b) The Company shall pay each director in connection with attending the meetings of the Board, any Sub Board and any committee thereof as provided by resolution of the Board. The Company shall use commercially reasonable efforts to maintain in full force and effect the directors and officers indemnity insurance policy as in effect as of the date hereof or such other policy as shall be approved by resolution of the Board.

         (c) If any party fails to nominate a representative to fill a directorship pursuant to the terms of this Section 1, the election of a person to fill such directorship shall be accomplished in accordance with the Company's bylaws and applicable law.

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2.       TRANSFER OF SHARES.

         (a) RESTRICTIONS ON TRANSFER. Freightliner agrees that, except in a transaction or transactions permitted by this Section 2 or by Section 6.1(c)(ii), it shall not, either directly or indirectly, transfer, sell, assign, mortgage, pledge, hypothecate, create a security interest in or lien upon, encumber, give, place in trust, or otherwise voluntarily or involuntarily dispose of (collectively "transfer") any of the Freightliner Shares (or any additional Shares received by Freightliner as a result of a Change in Capitalization). In addition, in the event that the Company effects a Public Offering of any shares of its capital stock and, in connection therewith, the managing underwriter advises the Company that certain stockholders, including Freightliner, must agree not to effect any public sale or distribution of shares of the Company during a period not to exceed 180 days after the commencement of the Public Offering, Freightliner agrees to execute and deliver such agreement; PROVIDED, that, the managing underwriter requires Clipper and Olympus to execute and deliver an equally applicable agreement.

         (b) PERMITTED TRANSFERS. Freightliner or any Freightliner Affiliate owning Freightliner Shares shall have the right to transfer directly or indirectly, any shares held by it (i) to any Freightliner Affiliate or to Freightliner, (ii) to Barclays, Phoenix, Travelers, UBS, any Investor or any Management Stockholder, (iii) to any other Stockholder of the Company, or (iv) pursuant to Section 4 or Section 6 herein. Each of the transferees contemplated by clauses (i), (ii) and (iii) above are referred to as "Permitted Transferees."

         (c) CONDITION TO PERMITTED TRANSFER. As a condition to any transfer permitted pursuant to this Section 2, each transferee that is not a party hereto shall, prior to such transfer, agree in writing to be bound by all of the provisions of (i) this Agreement applicable to the transferor and no such transferee shall be permitted to make any transfer other than in accordance with the terms of this Agreement, or (ii) in any case in which such transferee is not a Freightliner Affiliate, such other agreement containing substantially similar restrictions to those described in Sections 2, 3, 4, 9, 12 and 13 herein, as the Company reasonably deems necessary and appropriate, including but not limited to, the Supplemental Stockholders' Agreement or the Global Stockholders' Agreement. Except as otherwise provided herein, each such transferee of shares shall be entitled to the rights and privileges provided hereunder applicable to the transferee of such shares, including the right to transfer such shares under certain conditions, and shall be subject to all of the obligations and limitations with respect to such shares.

3.       PARTICIPATION RIGHTS.

         (a) In the event that any Stockholder or Stockholders (either individually or as part of a group of holders of Shares) (for the purposes of this Section 3(a), the "Selling Stockholders") shall propose to sell, assign, transfer or otherwise dispose of (for the purposes of this Section 3(a), a "Transfer") to any proposed purchaser (for the purposes of this Section 3(a), the "Proposed Purchaser') shares of capital stock of the Company comprising at least a majority of the voting power of all Shares (determined on a Diluted Basis) (for the purposes of this Section 3(a), the shares proposed to be so transferred by such Selling Stockholders being referred to as the "Offered Shares"), the Selling Stockholders shall provide each other Stockholder (for the purposes of this Section 3(a) and collectively, the "Remaining Stockholders") with not less than twenty (20) days' prior written notice of such proposed Transfer (for the purposes of this

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Section 3(a), the "Notice"), which Notice shall include the material terms and conditions of such proposed Transfer. Within ten (10) days following the delivery of the Notice to the Remaining Stockholders, each of the Remaining Stockholders shall notify the Selling Stockholders if it elects to participate in such proposed Transfer. Any failure by a Remaining Stockholder to give such notice will bar such Remaining Stockholder from participating in the Transfer pursuant to this Section 3. Each of the Remaining Stockholders that has given such a notice shall have the right to sell, and shall have the right to require the Selling Stockholders to include in the proposed Transfer at the same price and on the same terms and conditions as those upon which the Selling Stockholders propose to transfer the Offered Shares, the number of shares hereinafter provided, and the number of Offered Shares that may be sold by the Selling Stockholders shall be correspondingly reduced. The electing Remaining Stockholders and the Selling Stockholders shall each be entitled to sell such number of the Offered Shares or their equivalent in shares of Common Stock (determined on a Diluted Basis) determined by multiplying the number of Offered Shares stated in Common Stock equivalents by the percentage for each such Stockholder as determined by dividing the number of shares of Common Stock on a Diluted Basis held by the relevant Stockholder by the total number of shares of Common Stock on a Diluted Basis owned by all such Stockholders and then using the resulting number of shares of Common Stock on a Diluted Basis so determined for such Stockholder to determine the number of Shares held by the Stockholder equivalent to such shares and entitled to be included in the Offered Shares. Any such Remaining Stockholder that desires to participate in such Transfer shall use reasonable efforts to facilitate such Transfer. In addition, it is expressly understood that if the Selling Stockholders and the Proposed Purchaser decide not to consummate the Transfer, no obligation to any Remaining Stockholder shall continue with respect to such Transfer.

         (b) The provisions of Section 3(a) above shall not apply to any Transfer (each defined term in this Section 3(b) used as defined with respect to Section 3(a)) of Offered Shares (i) by either Investor to any of its Investor Affiliates or by Freightliner to any Freightliner Affiliate; (ii) pursuant to
Section 4 of the Supplemental Stockholders' Agreement; (iii) pursuant to Section 4 of the Global Stockholders' Agreement; (iv) made pursuant to a Public Offering; or (v) by Freightliner pursuant to exercise of either the Put Right by Freightliner (including any sale under Section 6.1(c)(ii)) or the Call Right by the Company; PROVIDED, that, in the case of any Transfer pursuant to clause (i) above, each such transferee agrees in a writing delivered to each of the other Stockholders to be bound by the terms and conditions of this Section 3 to the same extent as a Stockholder hereunder, whereupon such transferee shall automatically become a party to this Agreement and shall be entitled to the benefits accorded to an Investor under this Section 3.

4.       DRAG-ALONG RIGHT.

         (a) SALE OF STOCK. In connection with the consummation of any Disposition structured as a sale of shares of capital stock representing not less than a majority of the voting power of all Shares, each Stockholder agrees to sell to the purchaser or the purchasers in such Disposition all shares of the Company held by such Stockholder on the same terms applicable in such Disposition of Shares of the class or classes owned by such Stockholder.

         (b) MERGER OR SALE OF ASSETS. In connection with the consummation of any Disposition structured as a merger or consolidation of the Company or a sale of all or

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substantially all of the assets of the Company and/or its subsidiaries, the
Stockholders will vote all of their shares of the Company in favor of such merger or consolidation or sale (if such merger or consolidation or sale has been approved by the Board and by the resolution of holders of a majority of the total voting power of all Shares) at any meeting held for such purpose and waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation or sale.

5.       RIGHTS OF FIRST REFUSAL.

         Freightliner shall have a right of first refusal in the event of any proposed transaction involving the Company and a Freightliner Competitor (an "Offeror") that would result in a Change of Control. In any such case, the Company shall deliver to Freightliner a written notice (the "Third Party Offer Notice") indicating the purchase price, the identity of the Offeror and other material terms on which the Company proposes to effect the Change of Control transaction with the Offeror. Freightliner shall notify the Company in writing within thirty (30) days following its receipt of the Third Party Offer Notice if Freightliner is interested in negotiating and consummating a Change of Control transaction with the Company and describing Freightliner's proposed purchase price and other material terms (the "Freightliner Response"). If Freightliner
(a) fails to timely deliver a Freightliner Response within the thirty (30) day period described above, (b) proposes a purchase price or terms less favorable to the Company than the terms reflected in the Third Party Offer Notice, or (c) delivers a Freightliner Response but the Company and Freightliner fail, after good faith negotiations, to enter into a definitive agreement with respect thereto within thirty (30) days following the Company's receipt of the Freightliner Response, then the Company may (i) commence negotiations with respect to such Change of Control transaction with the Offeror, and (ii) consummate such Change of Control with the Offeror, provided the purchase price paid by the Offeror is equal to or greater than the price set forth in the Freightliner Response, the other terms and conditions of such transaction are no less favorable to the Company in the aggregate than the terms and conditions contained in the Third Party Offer Notice, and such transaction is consummated within two hundred forty (240) days after the Third Party Offer Notice. After expiration of such two hundred forty (240) day period, the Company shall again comply with the notice requirements of this Section 5. Freightliner hereby acknowledges and agrees that the rights described in this Section 5 are personal to Freightliner and any Freightliner Affiliates holding Freightliner Shares and cannot be transferred or assigned by Freightliner or any Freightliner Affiliate in any manner.

6.       PUT AND CALL RIGHTS.

         6.1      Put Right.

         (a) Subject to the terms of this Section 6.1, from and after the earliest to occur of (i) the termination and/or expiration of the Operating Agreement (pursuant to its terms), or (ii) the fifteenth (15th) day prior to Change of Control transaction, Freightliner (including, for purposes of this Section 6.1, any Freightliner Affiliate which has obtained any Freightliner Shares in accordance with Section 2 hereof, any such Freightliner Affiliate being hereinafter collectively referred to with Freightliner as "Freightliner") shall have the right to sell to the Company (the

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"Put Right") and the Company shall be obligated to purchase from Freightliner, all but not less than all, of the Freightliner Shares (including any additional Shares received by Freightliner as a result of any Change in Capitalization) that Freightliner then owns at the time it elects to exercise the Put Right (the "Put Shares") at the Exercise Price (determined on a share by share basis for each Freightliner Share); PROVIDED, HOWEVER, that the Exercise Price shall be equitably adjusted up or down, as applicable, in the event of any Change in Capitalization. The Put Right shall be exercisable by Freightliner giving an irrevocable written notice (the "Put Notice") of exercise to Company. Upon the exercise of the Put Right by Freightliner, any unexercised options granted to Freightliner to purchase shares of Common Stock of the Company pursuant to the terms of the Investment Agreement will be terminated and will not be taken into account for purposes of determining the aggregate number of Put Shares.

         (b) The Put Right shall apply only to Freightliner Shares held by Freightliner or a Freightliner Affiliate and shall terminate on the earliest to occur of: (i) a Public Offering, (ii) a Change of Control, (iii) thirty (30) days following the termination or expiration of the Operating Agreement, or (iv) any transfer of Freightliner Shares following which no Freightliner Shares are held by Freightliner or a Freightliner Affiliate.

         (c) Under no circumstances shall the Company be obligated to purchase the Put Shares pursuant to the Put Right if such purchase would violate the provisions of the General Corporation Law of Delaware (or any successor statutory provision) (the "DGCL") or would constitute or require the breach of any provision of any contract to which the Company is currently a party (a "Prohibitive Contract"), including any amendment to, or replacement of, any existing contract listed on SCHEDULE II entered into by the Company after the date hereof containing terms not more restrictive than those terms relating to or affecting the Company's ability to redeem shares of its capital stock contained in the contract being amended or replaced (a "Permitted Amendment/Replacement Contract"). In the event the Company enters into a Permitted Amendment/Replacement Contract, it shall use commercially reasonable efforts to exclude the Put Right from any prohibition on the redemption of shares of capital stock of the Company and to structure in a manner that will permit the purchase of the Put Shares any financial covenants or other restrictions or limitations that might otherwise restrict the Company's ability to purchase the Put Shares. The Company acknowledges that the Put Right is important to Freightliner and represents and warrants to Freightliner that all contracts that contain express restrictions or limitations on the Company's ability to purchase the Put Shares pursuant to the Put Right, whether in the form of express prohibitions, financial covenants or other restrictions or limitations are listed on SCHEDULE II attached hereto. In any case in which under the DGCL or a Prohibitive Contract the Company cannot purchase the Put
Shares:

                  (i) the Company shall use commercially reasonable efforts, in a manner consistent with the efforts and obligations described below in
         Section 6.1(c)(ii), to obtain an exception to any restrictions or limitations on the Company's ability to purchase its own shares and to take such actions as may permit the Put Right to be exercised in full, including, in the case of any Prohibitive Contract, seeking an amendment to, or a waiver of, the applicable restriction(s) from the appropriate third parties; PROVIDED, HOWEVER, that the Company shall not in any event be obligated to use commercially reasonable efforts to obtain an amendment to, or waiver from that certain Indenture dated as of March 27, 1997, relating to the Company's 10.25% Senior Subordinated Notes due April 1, 2007

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         and any Permitted Amendment/Replacement Contract therefor, and the
         Company shall not be obligated to obtain any other amendment or waiver in connection with which the Company would have to pay its lenders or other parties from which any such consent is required any significant fee or other amount in excess of ordinary course reimbursement of expenses or other routine consent or amendment costs.

                  (ii) In the event that the Company has not, within thirty (30) days after receipt of the Put Notice delivered by Freightliner, notified Freightliner either (1) that the Company has obtained all necessary waivers and amendments described above or, in any case in which the DGCL precludes the purchase, has taken all necessary action to eliminate such restriction, or (2) as to the identity of a third party purchaser that, as the assignee of the Company, will purchase the Put Shares pursuant to and in accordance with the terms and conditions of the Put (in which case the purchase shall promptly proceed in accordance with the terms and conditions of this Section 6.1 except that the purchase shall be made by the third party purchaser), then, notwithstanding the provisions of Section 2(a), Freightliner shall have the right to transfer the Put Shares to any third party (a "Third Party") after complying with the following right of first refusal to the Permitted Transferees:

                           (A) Freightliner shall first deliver to the Company
                  and the Permitted Transferee (other than a Freightliner Affiliate) (collectively, the "Potential Buyers") (in the manner prescribed by Section 20) written notice (a "Notice of Offer"), which notice shall specify (x) the number of Put Shares Freightliner proposes to transfer to the Third Party,
                  (y) the proposed cash purchase price per share to be paid to purchase the Put Shares (the "Offer Price"), and (z) all other material terms and conditions.

                           (B) The Notice of Offer shall constitute an
                  irrevocable offer by Freightliner to sell to the Potential Buyers all of the Put Shares at the Offer Price.

                           (C) The Potential Buyers may elect to purchase all
                  (but not less than all) of the Put Shares at the Offer Price and on the terms specified in the Notice of Offer by delivering written notice of such election (an "Acceptance Notice") as soon as practical but in any event within thirty
                  (30) days after receipt of the Notice of Offer. If more than one Proposed Buyer elects to purchase all of the Put Shares, the Put Shares shall be allocated among the electing Potential Buyers pro rata according to the number of shares of Common Stock owned by such Potential Buyers (determined on a Diluted Basis). If one or more of the Potential Buyers has elected to purchase the Put Shares as set forth above, the transfer of the Put Shares shall be consummated as soon as practical after delivery of the Acceptance Notice but in any event within sixty (60) days following the delivery of the Acceptance Notice.

                           (D) If within the time period provided for under
                  Section 6.1(c)(ii)(C), the Potential Buyers do not elect to purchase all of

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                  the Put Shares described in the Notice of Offer, Freightliner may, for a period of sixty (60) days after the expiration of the 30-day period following the delivery of the Notice of Offer, consummate the transfer of the Put Shares with a Third Party at a price per share not less than the Offer Price and on other terms no more favorable to the Third Party than those described in the Notice of Offer. Any Put Shares not transferred within such 60-day period shall thereafter continue to be subject to all of the provisions of this Agreement.

As a condition to any transfer permitted pursuant to this Section 6.1(c), each transferee that is not a party hereto shall, prior to such transfer, agree in writing to be bound by all of the provisions of (i) this Agreement applicable to the transferor and no such transferee shall be permitted to make any transfer other than in accordance with the terms of this Agreement, or (ii) such other agreement containing substantially similar restrictions to those described in Sections 2, 3, 4, 9, 12 and 13 herein, as the Company reasonably deems necessary and appropriate, including but not limited to, the Supplemental Stockholders' Agreement or the Global Stockholders' Agreement. Except as otherwise provided herein, each such transferee of shares shall be entitled to the rights and privileges provided hereunder applicable to the transferee of such shares, including the right to transfer such shares under certain conditions, and shall be subject to all of the obligations and limitations with respect to such shares.

         (d) From the date of the Company's receipt of the Put Notice, Freightliner's exercise of the Put Right shall constitute and remain a valid and binding offer to sell all Put Shares then owned by Freightliner on the terms hereof and shall not be subject to revocation, except that, during any period
Section 6.1(c)(ii) is applicable, the Company shall not be entitled to purchase any Put Shares pursuant to the Put unless Freightliner shall have consented thereto in writing.

         (e) If the Company is not precluded by the DGCL or contract from purchasing the Put Shares, then, within thirty (30) days after the Company's receipt of the Put Notice, a closing shall occur for the consummation of such purchase, at a location determined by the Company. At such closing, Freightliner shall deliver to the Company all of the certificates representing the Put Shares, duly endorsed for transfer and accompanied by all stock transfer taxes and such shares shall be free and clear of liens, encumbrances, claims, charges or rights of others and Freightliner shall so represent and warrant, and further represent and warrant that it is the beneficial owner of such shares. The Company shall deliver at the closing, the payment due to Freightliner in full, by certified check or wire transfer of funds.

         6.2      CALL RIGHT.

         (a) Subject to the terms of this Section 6.2, following the termination and/or expiration of the Operating Agreement (pursuant to its terms), the Company or any assignee to whom the Company transfers such right, shall have the right to purchase (the "Call Right") and Freightliner and/or any Freightliner Affiliate (for purposes of this Section 6.2, hereinafter referred to collectively with Freightliner as "Freightliner"), upon exercise of the Call Right, shall be obligated to sell all, but not less than all, of the Freightliner Shares (including any additional Shares received by Freightliner as a result of a Change in Capitalization) that Freightliner or any

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Freightliner Affiliate then owns at the time the Company elects to exercise the
Call Right (the "Call Shares") at the Call Exercise Price (determined on a share by share basis for each Freightliner Share); PROVIDED, HOWEVER, that the Call Exercise Price shall be equitably adjusted up or down, as applicable, in the event of any Change in Capitalization. The Call Right shall be exercisable by the Company giving an irrevocable written notice (the "Call Notice") of exercise to Freightliner. Upon the exercise of the Call Right by the Company, any unexercised options granted to Freightliner to purchase shares of Common Stock of the Company pursuant to the terms of the Investment Agreement will be terminated and will not be taken into account for purposes of determining the aggregate number of Call Shares.

         (b) The Call Right shall apply only to Freightliner Shares held by Freightliner or a Freightliner Affiliate and shall terminate on the earliest to occur of: (i) a Public Offering, (ii) a Change of Control, (iii) thirty (30) days following the termination or expiration of the Operating Agreement or (iv) any transfer of Freightliner Shares following which no Freightliner Shares are held by Freightliner or a Freightliner Affiliate.

         (c) Within thirty (30) days after delivery of the Call Notice, a closing shall occur for the consummation of such purchase, at a location determined by the Company. At such closing, Freightliner shall deliver to the Company all of the certificates representing the Call Shares, duly endorsed for transfer and accompanied by all stock transfer taxes and such shares shall be free and clear of liens, encumbrances, claims, charges or rights of others and Freightliner shall so represent and warrant, and further represent and warrant that it is the beneficial owner of such shares. The Company shall deliver at the closing, the payment due to Freightliner in full, by certified check or wire transfer of funds.

7.       CONFLICTING AGREEMENTS.

         (a) Each Stockholder represents that it has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no holder of Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of Section 1 of this Agreement.

         (b) Notwithstanding the foregoing, each of the Investors hereby confirms that it is a party to the Global Stockholders' Agreement and/or the Supplemental Stockholders' Agreement and nothing contained in this Agreement is meant to amend or modify the Global Stockholders' Agreement and/or the Supplemental Stockholders' Agreement.

8.       REGISTRATION RIGHTS.

         (a) PIGGYBACK REGISTRATIONS. So long as Freightliner or any Freightliner Affiliate holds at least 50,000 Freightliner Shares (or such equivalent number as shall result from a Change in Capitalization), whenever the Company proposes to register any of its securities under the Securities Act and the registration form to be used may be used for the registration of the Freightliner Shares (a "Piggyback Registration"), the Company will give prompt written notice to Freightliner of its intention to effect such a registration and will include in such registration all the Freightliner Shares with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice. At any time that the Company proposes to register any of its securities as contemplated by this Section 8(a), and a registration form which will allow a Piggyback Registration is available for use by the Company in such registration, the Company shall use such form for such registration.

         (b) EXPENSES. All expenses incident to the registration of the Freightliner Shares pursuant to this Section 8, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and for all independent certified public accountants and underwriters (excluding discounts and commission), will be paid by the Company in all Piggyback Registrations and the S-3 registration referred to below. In addition, to the extent that the Freightliner Shares are included in a Piggyback Registration, Freightliner shall be entitled to be represented at the Company's expense by the counsel chosen pursuant to Section 5(b) of Restated Registration Rights Agreement (as defined herein).

         (c) PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Freightliner Shares requested to be included in such registration, any Class B Common Stock into which the Senior Preferred Stock of the Company is convertible which the holders thereof have requested to be included therein, and any other Registrable Securities (as such term is defined in the Amended and Restated Registration Agreement (the "Restated Registration Rights Agreement"), dated as of December 10, 1993, among the Company, National, National Partners II, L.P., National III, Clipper, Clipper/Merchant, Olympus, Barclays, First Plaza, UBS, Phoenix and Travelers) requested to be included in such registration, each in accordance with the priorities set forth in Section 2(c)(ii)-(iii) of the Restated Registration Rights Agreement, treating Freightliner as a "Stockholder" (as such term is defined therein), thereunder, and (iii) third, other securities requested to be included in such registration, in each case, to the extent in the opinion of the underwriters such shares can be sold in an orderly manner within the price range of such offering.

         (d) PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the Freightliner Shares requested to be included in such registration, any Class B Common Stock (as defined in the Restated Registration Rights Agreement) into which the Senior Preferred Stock of the Company is convertible which the holders thereof have requested to be included therein, and any other Registrable Securities, each in accordance with the priorities set forth in Section 2(d)(i) and Section 2(d)(ii) of the Restated Registration Rights Agreement, treating Freightliner as a "Stockholder" thereunder, and (ii) second, other securities requested to be included in such registration, in each case, to the extent in the opinion of the underwriters such shares can be sold in an orderly manner within the price range of such offering. Notwithstanding the foregoing, Freightliner shall not be entitled to participate in any underwritten secondary registration initiated pursuant to the provisions of Section 1 of the Restated Registration Rights Agreement without the prior written consent of the holders of at least a majority of the Registrable Securities included in such registration.

         (e) OTHER REGISTRATIONS. If the Company has previously filed a registration statement with respect to the Freightliner Shares pursuant to
Section 8(a), and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of Freightliner, until a period of at least six months has elapsed from the effective date of such previous registration.

         (f) S-3 REGISTRATIONS. If Freightliner requests that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of all or some of the Freightliner Shares, and the Company is a registrant with a class of equity securities registered under Section 12 of the Exchange Act and is entitled to use Form S-3 to register the Freightliner Shares for such an offering, the Company shall use its commercially reasonable efforts to cause such Freightliner Shares to be registered for the offering on such form. The Company agrees to keep such registration effective until all of the Freightliner Shares covered by such registration statement are eligible to be sold in a three month period pursuant to Rule 144.

         (g) HOLDBACK AGREEMENTS. Freightliner agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period beginning on the effective date of any underwritten Piggyback Registration in which the Freightliner Shares are included (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

         (h) REGISTRATION PROCEDURES. Subject to any other applicable provision of this Agreement, whenever Freightliner has requested that any Freightliner Shares be registered pursuant to Section 8(a) or 8(f) of this Agreement, the Company will use its best efforts to effect the registration and the sale of such Freightliner Shares in accordance with the intended method of disposition thereof and pursuant thereto, the Company will as expeditiously as possible:

         (i) prepare and file with the SEC a registration statement with respect to such Freightliner Shares and use its best efforts to cause such registration statement to become effective;

         (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than six months and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

         (iii) furnish such number of prospectus and other documents incident thereto as Freightliner from time to time may reasonably request;

         (iv) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification of any of the Freightliner Shares for sale in any jurisdiction, as soon as reasonably practicable;

         (v) use its reasonable best efforts to register or qualify such Freightliner Shares for offer and sale under the securities or blue sky laws of such jurisdictions in which the seller reasonably requests and in which the Company currently is registered to do business;

         (vi) cause all Freightliner Shares to be listed on each securities exchange, or the NASDAQ Stock Market, as the case may be, on which similar securities issued by the Company are then listed;

         (vii) with respect to Piggyback Registrations, enter into such customary agreements (including underwriting agreements in customary form) in order to expedite or facilitate the disposition of such Freightliner Shares, in each case to the extent permitted under the Company's Amended and Restated Certificate of Incorporation, By-laws and this Agreement; and

         (viii) notify Freightliner, at any time a prospectus covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

In addition, the Company agrees to indemnify Freightliner, to the extent permitted by law, against all losses, claims, damages, liabilities and expenses, if any, caused by any untrue statement of a material fact contained in such registration statement, prospectus or any amendment thereof or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except as the same may be caused by or are contained in any information furnished to the Company by Freightliner.

         (i) CONDITIONS TO REGISTRATION. The Company's obligations under this
Section 8 to register the Freightliner Shares are subject to the following conditions:

         (i) Freightliner must provide the Company all information, and take all action, the Company reasonably requests with reasonable advance notice, to enable it to comply with any applicable law or regulation or to prepare the registration statement that will cover the Freightliner Shares that will be included in the registration statement;

         (ii) all sales of the Freightliner Shares will be made in a manner contemplated by the SEC's general instructions for use of the applicable registration statement form;

         (iii) if during the effectiveness of the registration statement for the registration, the Company notifies Freightliner of the occurrence of any intervening event that, in the opinion of the Company's legal counsel, causes the prospectus included in the registration statement not to comply with the Securities Act, Freightliner promptly after the receipt of the Company's notice, shall cease making any offers, sales, or other dispositions of the Freightliner Shares included in the registration until Freightliner receives from the Company copies of a new, amended, or supplemented prospectus complying with the Securities Act (which the Company agrees to provide as promptly as practicable after delivery of the Company's notice); and

         (iv) the inclusion of the Freightliner Shares in the registration must not violate any provisions of the Securities Act or the Exchange Act, or any rules or regulations promulgated under the Securities Act or the Exchange Act.

         (j) Freightliner may not participate in any registration hereunder which is underwritten unless Freightliner (i) agrees to sell the Freightliner Shares on the basis provided in any underwriting arrangements approved by the Company, or, in the case of a registration initiated pursuant to the Restated Registration Rights Agreement, the person or persons entitled thereunder to approve such arrangements, and (ii) completes and executes all questionnaires, powers of attorney, indemnities (including indemnification provisions contained in the underwriting agreement indemnifying the Company and the underwriters against certain liabilities, including liabilities under the Securities Act, subject to such limitations as are appropriate to reflect the parties' respective interests in the underwriting), underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

9.       LEGEND.

         Each certificate evidencing shares owned by the Stockholders shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "The securities represented by this certificate are subject to an Institutional Stockholders' Agreement dated as of July 21, 1999 among the issuer of such securities (the "Company") and certain of the Company's stockholders. A copy of such Institutional Stockholders' Agreement will be furnished without charge by the Company to the holder hereof upon written request."

The Company and each of the Investors shall use reasonable efforts to re-legend the certificates evidencing its Shares issued prior to the execution of this Agreement with the legend set forth in this Section 9. The legend set forth above shall be removed upon termination of this Agreement.

10.      FINANCIAL INFORMATION.

         For as long as Freightliner owns at least 200,000 Freightliner Shares (or such equivalent number as shall result from a Change in Capitalization), the Company shall deliver to the Freightliner Nominee copies of the following documentation:

         (a) any and all information generally provided to members of the Board;

         (b) any material distributed to members of the Executive Committee at the same time such material is provided to the GMIMCO Nominee;

         (c) within 60 days after the end of each quarterly accounting period in each fiscal year, unaudited consolidated statements of income and cash flows for the Company for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarterly period, and unaudited consolidated balance sheets of the Company for such quarterly period;

         (d) within 105 days after the end of each fiscal year, audited consolidated statements of income and cash flows of the Company for such fiscal and audited consolidated balance sheets of the Company as of the end of such fiscal year, setting forth in each case comparisons to the Company's preceding fiscal year;

         (e) as soon as practically available, copies of the budget and operating plans of the Company for the next succeeding fiscal year; and

         (f) within 15 days after transmission thereof, copies of all regular, special or periodic reports which the Company files with the Securities and Exchange Commission and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's business.

11.      DEFINITIONS.

         "AFFILIATE" of a person or entity means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or under common control with, the person specified.

         "BARCLAYS" means Barclays, U.S.A., Inc., a Delaware corporation and Barclays Bank PLC.

         "BOARD" shall mean the board of directors of the Company.

         "CALL EXERCISE PRICE" shall mean the greater of (i) the Exercise Price, or (ii) the price per share at which the Company has either purchased or sold shares of Common Stock or shares of Preferred Stock convertible into shares of Common Stock in connection with the most recently consummated arm-length transaction (if any) prior to the exercise of the Call Right, taking into account for such purpose an appropriate dollar reduction in per share amount to reflect the differential attributable to preferential rights in any case in which Preferred Stock of the Company is the subject of the measuring transaction. In any instance in which clause (ii) is potentially applicable, Freightliner shall in good faith propose a methodology for deriving an appropriate per share value for the Freightliner Shares and such proposal shall be subject to the approval of the Company, which shall not be unreasonably withheld.

         "CERTIFICATE OF INCORPORATION" means the Company's Restated Certificate of Incorporation dated as of March 6, 1997, as amended from time to time.

         "CHANGE IN CAPITALIZATION" means any dividend consisting of capital stock of the Company or change in capital stock of the Company by reason of any stock split, reverse stock split, recapitalization, reclassification, combination, exchange of shares or similar change, in each case occurring after the date of the Agreement.

         "CHANGE OF CONTROL" means, in each case prior to any Public Offering,
(i) regardless of the form of transaction, any disposition, to an unrelated third party, in a single transaction or in a series of related transactions, of ownership or operating control of all or substantially all of the assets of the Company that (A) relate to the FE Locations and (B) are reasonably necessary to the continued operation and control by the Company or its subsidiaries of the FE Locations, (ii) any merger or consolidation of the Company with or into another unrelated entity in a transaction pursuant to which the stockholders of the Company retain and/or receive equity securities which, in the aggregate, constitute less than a majority of the combined voting power of the surviving entity, or (iii) any sale or issuance to an unrelated third party, in a single transaction or in a series of related transactions, of a number of shares of capital stock of the Company (or securities convertible, exchangeable or exercisable for shares of capital stock of the Company) constituting a majority of the total voting power of the Company.

         "COMMON STOCK" means the Company's common stock, par value $.01 per share.

         "DILUTED BASIS" means, with respect to the calculation of the number of shares of Common Stock, (i) all shares of Common Stock issued and outstanding at the time of the determination, (ii) all shares of Common Stock issuable upon the conversion of shares of Preferred Stock (issued and outstanding at the time of determination) into shares of Common Stock, and (iii) all shares of Common Stock issuable upon the exercise, conversion or exchange of any security of the Company (issued and outstanding at the time of determination) which by its terms, is or may be exercisable, convertible or exchangeable for or into shares of Common Stock.

         "DISPOSITION" means, a Change of Control transaction, provided, however, that a transaction shall not be deemed a "Disposition" unless it is effected on the same terms and conditions for each holder of capital stock of the Company (including, without limitation, that each outstanding share of capital stock of the Company is entitled to the same amount and form of consideration per share, subject to "appropriate adjustment in the event of any split, reclassification, subdivision or combination of the outstanding shares of any of the Common Stock, the Convertible Preferred Stock, Series I or the Convertible Preferred Stock, Series II of the Company" (as such phrase is defined in the Certificate of Incorporation) but subject to any preference in favor of holders of any preferred stock), provided, however, that in determining whether a transaction provides the same consideration to holders of Shares of different classes of stock, provisions which provide that holders of Convertible Preferred Stock, Series II are not entitled to receive voting securities or capital stock of any entity to the extent that doing so would result in a violation of any applicable federal banking law or regulation, and such holders instead shall, to the extent necessary to avoid a violation of any applicable federal banking law or regulation, receive securities or capital stock conferring rights that are as nearly identical to (but no more favorable than) those received by such other holders of the Company's capital stock as would not violate any applicable federal banking law or regulation (which may, if permitted by law or regulation, be a convertible security) may be disregarded. The Company is entitled to rely conclusively upon the written statement of the holder of the Convertible Preferred Stock, Series II as to the status of any voting securities or capital stock to be received and the nature of any limitation on amount or the rights associated with such securities or capital stock necessary to comply with federal banking laws and regulations.

         "ERISA" means the Employee Retirement Income Security Act of 1974, or any successor statute, together with the regulations thereunder, as the same may be amended from time to time.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

         "EXERCISE PRICE" means, for each Freightliner Share, the price paid by Freightliner to the Company to acquire said share from the Company pursuant to the terms of the Investment Agreement.

         "FIRST PLAZA" means Mellon Bank, N.A. as Trustee (or any successor trustee) for First Plaza Group Trust.

         "FREIGHTLINER AFFILIATE" means with regard to Freightliner, any other person controlling, controlled by or under common control with Freightliner.

         "FREIGHTLINER COMPETITOR" means any manufacturer of Class 8 trucks and any Affiliate or successor thereto and shall include each of the companies listed in the following clauses (i) through (xix) for so long as such company is a manufacturer of Class 8 trucks: (i) Volvo, (ii) Navistar, (iii) Paccar, (iv) Ford, (v) Renault-Mack, (vi) Bering, (vii) Western Star, (viii) Scania, (ix) Isuzu, (x) Hino, (xi) Iveco, (xii) Volkswagen, (xiii) Fiat, (xiv) MAN, (xv) Toyota, (xvi) Mitsubishi, (xvii) Nissan, (xviii) Hyundai, or (xix) Oshkosh; PROVIDED, that, each of the companies listed in clauses (i) through (vii) only will be included as a "Freightliner Competitor" whether or not such company is manufacturing Class 8 trucks at the time in question; PROVIDED, FURTHER, that the term "Freightliner Competitor" shall not include General Motors Corporation, its successors or affiliates (collectively, "GMC"), other than in the case of any combination of GMC with any of the companies listed in clauses (i) through
(vii) above.

         "FREIGHTLINER SHARES" means (i) the shares of Common Stock of the Company acquired pursuant to the terms of the Investment Agreement, and (ii) any other shares of Common Stock purchased or otherwise acquired by Freightliner pursuant to the exercise of the options described in the Investment Agreement.

         "GLOBAL STOCKHOLDERS' AGREEMENT" means the Amended and Restated Stockholders' Agreement by and among the Company, National, Clipper, National II, National III, Clipper/Merchant and certain other stockholders of the Company dated as of March 6, 1997, as amended.

         "INVESTMENT AGREEMENT" means that certain Investment and Option Agreement by and between the Company and Freightliner dated the date hereof.

         "INVESTOR AFFILIATE" means, with regard to any Investor, (i) any other person, entity or investment fund controlling, controlled by or under common control with such Investor, (ii) any general or limited partner of an Investor which is a partnership, (iii) any manager or member of an Investor which is a limited liability company, (iv) any person owning or controlling more than 10% of the outstanding voting securities or limited partnership interests of such Investor, (v) any person directly or indirectly controlled by any two (2) or more of the Investors and their Affiliates as a group, (vi) any officer, director, partner, trustee, beneficiary or employee of any person referred to in clause (i), (ii), (iii), (iv) or (v) above, (vii) any employee of such Investor, any consultant thereof who devotes a substantial amount of his or her business time and effort to the affairs of such Investor, any partner thereof, any direct or indirect partner thereof, or any person directly or indirectly controlled by, or under common control with, any general partner thereof, (viii) any parent, spouse, ex-spouse or child (or any trust for the benefit of any parent, spouse, ex-spouse or child) of any of the foregoing, and (ix) in the case of any Investor which is a trust established under an employee benefit plan subject to ERISA, any trust (under a plan having the same sponsor as such plan) that is a successor to the assets of such trust or any other trust established directly or indirectly under such plan or any other such plan having the same sponsor.

         "INVESTOR SHARES" means (i) any Senior Preferred purchased or otherwise acquired by any Investor, (ii) any Preferred Stock or Senior Preferred purchased or otherwise acquired by any Investor, (iii) any Common Stock purchased or otherwise acquired by any Investor, (iv) any Underlying Common Stock and any equity securities issued directly or indirectly with respect to the securities referred to in clauses (i) - (iii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization and (v) any other shares of any class or series of capital stock of the Company held by any Investor.

         "JUNIOR PREFERRED STOCK" means, collectively, the Company's Convertible Preferred Stock, Series I, par value $.01 per share and Convertible Preferred Stock, Series II, par value $.01 per share.

         "MANAGEMENT STOCKHOLDER" means any Stockholder who is an employee of the Company and who has acquired shares of capital stock of the Company through subscription agreement, stock option plan or any other means.

         "OPERATING AGREEMENT" means that certain Operating Agreement among TA Operating, TA Franchise Systems, Inc. and Freightliner dated the date hereof.

         "PHOENIX" means Phoenix Insurance Company, a Connecticut corporation.

         "PUBLIC OFFERING" means an offering of stock of the Company registered under the Securities Act, or any successor act that results in a trading market for shares on NASDAQ Stock Market or a national exchange.

         "PREFERRED STOCK" means, collectively, the Company's Junior Preferred Stock and Senior Preferred Stock.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

         "SENIOR PREFERRED STOCK" means, collectively, the Company's Senior Convertible Participating Preferred Stock, Series I, par value $.01 per share and Senior Convertible Participating Preferred Stock, Series II, par value $.01 per share.

         "SHARE EXCHANGE AGREEMENT" means that certain Share Exchange Agreement dated February 26, 1999, by and between Saunders and the Company.

         "SHARES" means, collectively, shares of Common Stock, Preferred Stock or Senior Preferred Stock.

         "SUPPLEMENTAL STOCKHOLDERS' AGREEMENT" means the Supplemental Stockholders' Agreement dated as of December 10, 1993 by and among the Company and the Stockholders of the Company set forth therein.

         "TRAVELERS" means Travelers Indemnity Company, a Connecticut corporation.

         "UBS" means UBS Capital, LLC, a Delaware limited liability company, as successor in interest to UBS Capital Corporation.

         "UNDERLYING COMMON STOCK" means (i) the Common Stock issued or issuable upon conversion of the Senior Preferred, (ii) the Common Stock issued or issuable upon conversion of the Preferred Stock and (iii) any Common Stock issued or issuable with respect to the securities referred to in clauses (i) and
(ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, exchange, merger, consolidation or other reorganization.

12.      TRANSFEREES OF SHARES: TRANSFERS IN VIOLATION OF AGREEMENT.

         (a) Prior to transferring (in any manner) any shares of the Company to any permitted transferee, any party hereto so transferring shall cause the prospective transferee to comply with Section 2(c) or 6.1(c), whichever is applicable.

         (b) Any sale, assignment, transfer or other disposition (for the purposes of this Section 12, a "Transfer") or attempted Transfer of any shares of the Company in violation of the provisions of Section 12(a) of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such shares of the Company as the owner of such shares for any purpose.

13.      AMENDMENT AND WAIVER.

         Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against any party hereto unless such modification, amendment or waiver is approved in writing by each party hereto (so long as such Stockholder owns any shares of the Company). The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

14.      TERMINATION.

         This Agreement shall terminate upon the consummation of a Public Offering or a Change of Control transaction; PROVIDED, THAT, notwithstanding any such termination, the provisions of Section 8 (Registration Rights) shall nevertheless continue in full force and effect for so long as Freightliner and/or any Freightliner Affiliate owns at least 50,000 Freightliner Shares.

15.      SEVERABILITY.

         Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

16.      ENTIRE AGREEMENT.

         Except as otherwise expressly set forth herein or as contained, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

17.      SUCCESSORS AND ASSIGNS.

         This Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Shares owed by the Stockholders.

18.      COUNTERPARTS.

         This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

19.      REMEDIES.

         The parties hereto shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any of the parties hereto may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

20.      NOTICES.

         Any notice provided for in this Agreement shall be in writing and shall be personally delivered, mailed first class mail (postage prepaid), sent by reputable overnight courier service (charges prepaid) or telecopied (with a hard copy to follow) to the Company at the address or telecopy number set forth below and to any other recipient at the address or telecopy number indicated on
SCHEDULE III attached hereto, or at such address or telecopy number or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, when telecopied (with hard copy to follow), three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company's address and telecopy number is:

                  TravelCenters of America, Inc.
                  24601 Center Ridge Road
                  Suite 300
                  Westlake, OH 44145-5634
                  Attn:  Chief Executive Officer
                  Telecopy No.: (216) 808-3301

                  With a copy to:

                  Calfee, Halter & Griswold LLP
                  800 Superior Avenue
                  1400 McDonald Investment Center
                  Cleveland, Ohio  44114
                  Attn:  Philip M. Dawson, Esq.
                  Telecopy No.:  216-241-0816

                  With an additional copy to:

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York 10019
                  Attn:  Carl L. Reisner, Esq.
                  Telecopy No.:  212-373-2085

21.      GOVERNING LAW.

         This Agreement shall be governed by and construed under the laws of the State of Delaware without giving effect to conflicts of laws principles.

22.      DESCRIPTIVE HEADINGS.

         The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

23.      NO STRICT CONSTRUCTION.

         The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of contra proferentem will be applied against any party.

                                             [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                        TRAVELCENTERS OF AMERICA, INC.

                        By:  /s/  Edwin P. Kuhn
                           ----------------------------------------
                               Name: Edwin P. Kuhn
                               Title: President & CEO

                        FREIGHTLINER CORPORATION

                        By:  /s/  James L. Hebe
                           ----------------------------------------
                               Name: James L. Hebe
                               Title: President

                [Signature Page Follows]

                        CLIPPER CAPITAL ASSOCIATES, L.P.

                        By: CLIPPER CAPITAL ASSOCIATES, INC.
                            its General Partner

                            By:  /s/  Eugene P. Lynch
                               ----------------------------------
                                     Name:  Eugene P. Lynch
                                     Title:  Treasurer & Secretary

                        NATIONAL PARTNERS, L.P.

                             By: CLIPPER CAPITAL ASSOCIATES, L.P.
                                 its General Partner

                                By: CLIPPER CAPITAL ASSOCIATES, INC.
                                       its General Partner

                                         By: /s/  Eugene P. Lynch
                                            ------------------------
                                                 Name: Eugene P. Lynch
                                                 Title:  Treasurer & Secretary

                        NATIONAL PARTNERS III, L.P.

                             By: CLIPPER CAPITAL ASSOCIATES, L.P.
                                 its General Partner

                                By: CLIPPER CAPITAL ASSOCIATES, INC.
                                       its General Partner

                                         By: /s/  Eugene P. Lynch
                                            ------------------------
                                                Name: Eugene P. Lynch
                                                Title:  Treasurer & Secretary

                        CLIPPER/MERCHANT I, L.P.

                             By: CLIPPER CAPITAL ASSOCIATES, L.P.
                                 its General Partner

                                By: CLIPPER CAPITAL ASSOCIATES, INC.
                                       its General Partner

                                         By: /s/  Eugene P. Lynch
                                            ------------------------
                                                 Name:  Eugene P. Lynch
                                                 Title:  Treasurer & Secretary

                        OLYMPUS PRIVATE PLACEMENT FUND, L.P.

                             By: OGP PARTNERS, L.P.
                                 its General Partner

                                By:  /s/  Robert S. Morris
                                   --------------------------------

                        OLYMPUS GROWTH FUND II, L.P.

                             By: OGP II, L.P.
                                 its General Partner

                                 By: LJM, L.L.C.

                                         By:  /s/ Louis J. Mischianti
                                            ----------------------------
                                                  Louis J. Mischianti
                                                  its Member

                                                                      SCHEDULE I

            NAMES                    # OF SHARES OF             # OF SHARES OF JUNIOR               # OF SHARES OF SENIOR
                                      COMMON STOCK                 PREFERRED STOCK                      PREFERRED STOCK
Clipper
                                           -0-                           127,243                             37,474
National
                                           -0-                          2,065,405                          1,818,182
National III
                                           -0-                           280,304                              -0-
Clipper/Merchant
                                           -0-                          1,237,374                           934,344
Olympus
                                           -0-                             -0-                              200,000
Olympus II
                                           -0-                           29,412                               -0-
Freightliner
                                         200,000                           -0-                                -0-

                                                                     SCHEDULE II

                         EXISTING PROHIBITIVE CONTRACTS

1. Credit Agreement, dated as of March 21, 1997, as amended and restated as of November 24, 1998, among TravelCenters of America, Inc., the financial institutions party thereto, as lenders, and The Chase Manhattan Bank. (SEE, Section 7.06).

2. Senior Secured Note Exchange Agreements, dated as of March 21, 1997, as supplemented as of November 24, 1998, TravelCenters of America, Inc. and the Tranche A Exchange Note Purchasers named therein. (SEE, Section 7.6).

3. Indenture, dated as of March 27, 1997, relating to the TravelCenters of America 10.25% Senior Subordinated Notes due April 1, 2007. (SEE, Section 4.04).

                                                                    SCHEDULE III

                                 NOTICE SCHEDULE

CLIPPER CAPITAL ASSOCIATES, L.P.
650 Madison Avenue, Floor 9
New York, NY  10022
Attn: Rolf H. Towe
Telecopy No.: (212) 940-6055



NATIONAL PARTNERS, L.P.
650 Madison Avenue, Floor 9
New York, NY  10022
Attn: Rolf H. Towe
Telecopy No.: (212) 940-6055



NATIONAL PARTNERS III, L.P.
650 Madison Avenue, Floor 9
New York, NY  10022
Attn: Rolf H. Towe
Telecopy No.: (212) 940-6055



CLIPPER/MERCHANT I, L.P.
650 Madison Avenue, Floor 9
New York, NY  10022
Attn: Rolf H. Towe
Telecopy No.: (212) 940-6055



OLYMPUS PRIVATE PLACEMENT FUND, L.P.
Metro Center
One Station Plaza
Stamford, CT  06902
Attn: Robert Morris
Telecopy No.: (203) 353-5910

OLYMPUS GROWTH FUND II, L.P.
Metro Center
One Station Plaza
Stamford, CT  06902
Attn: Louis J. Mischianti
Telecopy No.: (203) 353-5910



FREIGHTLINER CORPORATION
4747 North Channel Avenue
Portland, OR  97217
Attn: James Hubler
Telecopy No.: (503) 735-5999

                or

P.O. Box 3849
Portland, OR  97208

       With a copy to:

Stoel Rives LLP
900 SW Fifth Avenue, Suite 2600
Portland, OR 97204-1268
Attn: Margaret B. Kushner, Esq.
Telecopy No.: (503) 220-2480